UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2020

Brownie’s Marine Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2020 the Board of Directors of Brownie’s Marine Group, Inc. agreed to provide incentive compensation to six individuals who are either our employees or independent contractors for additional time spent by these individuals on our BLU3-VENT project. As previously announced, BLU3, Inc., our wholly-owned subsidiary, is engaged in the development of a mechanical ventilator (the “BLU3-VENT”) utilizing our proprietary breathing air pump and respiration detection sensor originally invented for our NEMO tankless diving system. We have submitted a technical proposal in response to the Department of Defense DIY Hack-A-Vent Innovation Challenge and other similar initiatives seeking innovative ways to rapidly produce ventilators during this time of critical demand due to COVID-19. We are working with Wright Brothers Institute (“WBI”) in connection with this project. On April 14, 2020, we received a purchase order from a third-party to produce several ventilator prototypes. The BLU3-VENT has undergone preliminary testing; however, it is not yet ready to be put on the market and the ultimate marketability of the BLU3-VENT is unknown at this time.

In recognition of the additional time devoted to this project, and to further incentivize these individuals, we agreed to compensate these individuals, who include Mr. Robert M. Carmichael, our CEO, and Mr. Blake Carmichael, the CEO of BLU3, Inc., in amounts representing the difference between the rate we expect to bill WBI for the time spent by these individuals on this project at competitive service rates of engineers, innovators and contractors, and the actual hourly rate of the employee or independent contractor paid by us. Of the aggregate of approximately $214,648 of incentive compensation, $53,668 will be paid in cash and the balance of $160,980 was paid through the issuance of an aggregate of 3,658,633 shares of our common stock valued at $0.044 per share. Mr. Robert Carmichael received a total of $31,904 of incentive compensation which was paid through the issuance of 725,087 shares of our common stock and Mr. Blake Carmichael received a total of $37,369 of incentive compensation which was paid through the issuance of 849,305 shares of our common stock.

The recipients are either accredited or sophisticated investors and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) of that act. Each of the recipients entered into a letter agreement with us, the form of which is filed as Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

		Incorporated by Reference			Filed or
No.	Exhibit Description	Form	Date Filed	Number	Furnished Herewith

10.1	Form of Letter Agreement for incentive compensation				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: June 1, 2020	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, Chief Executive Officer

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